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                                                           Exhibit (10)M.(iv)

SUPPLEMENTAL RETIREMENT PLAN

     RESOLVED, that Section 8 of the Supplemental Retirement Plan is hereby amended, effective as of January 1, 1994, to read in its entirety as follows:

          "8. Amendment and Discontinuance/State Laws

          The Corporation expects to continue this Plan indefinitely but reserves the right to amend or discontinue it if, in its sole judgment, such a change is deemed necessary or desirable. Any amendment or discontinuance of the Plan shall be adopted by the Board of Directors of the Corporation, by resolution of the Board of Directors at a regular meeting of the Board of Directors or special meeting called for such purpose or by unanimous written consent.

          The interpretation of this Plan shall be pursuant to the laws of the State of New Jersey."

RETIREMENT RESTORATION PLAN

          RESOLVED, that Section 8 of the Retirement Restoration Plan is hereby amended, effective as of January 1, 1994, to read in its entirety as follows:

          "8. Amendment and Discontinuance/State Laws

          The Corporation expects to continue this Plan indefinitely but reserves the right to amend or discontinue it if, in its sole judgment, such a change is deemed necessary or desirable. Any amendment or discontinuance of the Plan shall be adopted by the Board of Directors of the Corporation, by resolution of the Board of Directors at a regular meeting of the Board of Directors or special meeting called for such purpose or by unanimous written consent.

          The interpretation of this plan shall be pursuant to the laws of the State of New Jersey."